EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of EncryptaKey, Inc. (the “Company”) for the quarter ended March 31, 2008, for the fiscal quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Louis Jack Musetti, President, Chief Executive Officer and Interim Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: July 31, 2008	By:	/s/ Louis Jack Musetti
	Name:	Louis Jack Musetti
	Title:	Principal Executive Officer, President, Director
and Principal Accounting Officer